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                                 Exhibit 10.47

List of Vice Presidents who have executed an Officer Severance Agreement with Rightchoice Managed Care, Inc., a Missouri Corporation.

Ron Ekstrand                             VP, Strategy
Ruth Meyer Hollenback                    VP, Network Management
Gary Maienschein                         VP, Government Affairs
Thomas Stoiber                           VP, Actuarial/Underwriting Services
Gary Whitworth                           VP, BCBSMo Operations